Exhibit 99.1

Blue Calypso Reports Third Quarter 2016 Financial Results

Management to Host Conference Call at 4:30 p.m. ET

DALLAS, TX – November 10, 2016 – Blue Calypso, Inc. (OTCQB: BCYP), an innovator of mobile consumer activation, engagement and social advocacy solutions for product brands and brick-and-mortar retailers, reported financial and operating results for its third quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights vs. Year-Ago Quarter
•	Revenue in Q3 2016 totaled $0.3 million versus $0.5 million in Q3 2015
•	Total operating expenses were $1.4 million versus $1.1 million in Q3 2015
•	Net loss in Q3 2016 was $1.1 million versus a net loss of $0.8 million in Q3 2015

Key Third Quarter 2016 and Subsequent Highlights
•	Launched new pilot engagement with Fortune Global 500 beverage company
•	Commenced new pilot engagement with Pizza Hut franchisee in Chicago market
•	Targeted new services revenue opportunity within existing pipeline of business
•	Secured new national horticultural clients for 2017 tagging programs
•	Expanded technology platform to improve user experience
•	Shifted sales and marketing efforts to channel partners
•	Deployed KIOSentrix® platform across approximately 4,000 U.S. retail locations and 20,000 products in the nine months ending September 30, 2016

Third Quarter 2016 Financial Results

Revenue in the third quarter of 2016 decreased approximately 49% to $0.3 million versus $0.5 million in the third quarter of 2015. The decrease in revenue is from our project based revenue which is subject to timing of development projects and as a result of licensing fees associated with related settlements.
Cost of revenue in the third quarter of 2016 totaled $0.2 million versus $0.4 million in the same year-ago quarter. The decrease in cost of revenue is primarily attributable to costs operating our development labs and fees paid in connection with reached settlements.

Total operating expenses, including cost of revenue, for the third quarter of 2016 increased to $1.4 million versus $1.1 million in the third quarter of 2015. The increase in total operating expenses is primarily attributable to the increase in share based compensation.

Net loss in the third quarter of 2016 totaled $1.1 million or ($0.15) per basic and diluted share, compared to a net loss of $0.8 million or ($0.16) per basic and diluted share in the same year-ago quarter.

Cash at September 30, 2016, totaled $431,000 compared to $730,000 at December 31, 2015.

Further details about the company’s results in the third quarter of 2016 are available in its Quarterly Report Form 10-Q, accessible in the investor relations section of the company’s website at www.bluecalypso.com.

Management Commentary

“The third quarter of 2016 was highlighted with expanded growth initiatives, new strategic partners and an increased focus on targeted solution offerings for product brands and brick-and-mortar retailers,” said Blue Calypso CEO, Andrew Levi. “Our third quarter revenues were weaker than expected as adoption of our solution with large brick-and-mortar retailers did not accelerate as quickly as we would’ve liked. However, the trajectory with our top-line revenue growth remains intact, up 40% for the first nine months of 2016 to $1.0 million versus the same year ago period.

“We are also pleased to announce that our relationship with IntegraColor will soon include programmatic advertising for their horticultural clients where we hope to provide additional detail in the coming months. In 2016, U.S. programmatic digital display ad spending will reach $22.1 billion, an increase of 39.7% over last year, and represents 67% of total digital display ad spending in the U.S. There are approximately 1.5 billion plant tags printed every year and through our relationship with IntegraColor we have access to approximately 33% or 500 million tags where our technology is already embedded on approximately 350 million plant tags nationwide. We couldn’t be more excited to work with IntegraColor to launch this highly opportunistic and targeted advertising revenue stream.

“In the fourth quarter of 2016 our focus on partners should set the stage for growth in 2017 for Blue Calypso as we have solidified our go-to-market approach, realigned our organizational structure and tapped into new revenue streams. Moreover, our current pipeline continues to grow. The combination of these recent achievements position Blue Calypso for growth and scale beyond 2016,” concluded Levi.

Conference Call

Blue Calypso CEO Andrew Levi and CFO Chris Fameree will host the conference call, followed by a question and answer period.

Date: Thursday, November 10, 2016
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: 1-877-407-8033
International dial-in number: 1-201-689-8033
Conference ID: Blue Calypso Third Quarter Conference Call
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://www.investorcalendar.com/IC/CEPage.asp?ID=175407 and via the investor relations section of the company’s website at www.bluecalypso.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time through December 10, 2016.

Toll-free replay number: 1-877-481-4010
International replay number: 1-919-882-2331
Replay ID: 10120

Third Quarter 2016 Financial Summary Tables
The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the company with the Securities and Exchange Commission on November 10, 2016 in its Quarterly Report on Form 10-Q for the period ended September 30, 2016, and which can be viewed at www.sec.gov and in the investor relations section of the company’s website at www.bluecalypso.com.

About Blue Calypso, Inc.
Dallas-based Blue Calypso, Inc. (OTCQB: BCYP) develops and delivers an innovative location-centric mobile shopper engagement experience for brands, retailers and consumers. The Company’s KIOSentrix® platform connects consumers to brands, drives local in-store traffic, increases shopper spend and shortens the consumer’s path-to-purchase. The Company was recently selected to Retail CIO Outlook magazine’s “Top 10 Merchandising Solution Providers – 2016” and was named “Shopping Marketing Editors’ Choice” by the Path to Purchase Institute. For more information about the company, please visit www.bluecalypso.com.

Forward Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission.

Investor Relations:

MZ Group
Chris Tyson
Managing Director – MZ North America
Direct: 949-491-8235
BCYP@mzgroup.us
www.mzgroup.us

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$431,653	$730,482
Accounts receivable, net	337,323	247,131
Inventory	41,615	41,653
Prepaid expenses and other	47,842	42,370
Total current assets	858,433	1,061,636

Property and equipment, net	14,855	6,682

Other assets:
Accounts receivable, long term portion	-	71,440
Capitalized software development costs, net of accumulated amortization of $1,619,067 and $1,344,672 as of September 30, 2016 and December 31, 2015, respectively	867,271	817,548

Total assets	$1,740,559	$1,957,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$172,497	$103,936
Accrued expenses	34,611	44,190
Settlement payable, short term portion	95,253	119,066
Convertible note payable, net of debt discounts of $-0- and $119,115, respectively	-	180,885
Deferred revenue	46,631	-
Deferred rent, short term portion	2,048	2,048
Derivative liabilities	-	170,497
Total current liabilities	351,040	620,622

Long term debt:
Settlement payable, long term	-	71,440
Deferred rent, long term portion	3,373	1,211
Total liabilities	354,413	693,273

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized: Series A convertible preferred stock, $0.0001 par value; 1,700,000 shares designated; none issued and outstanding	-	-
Common stock, $0.0001 par value; 13,600,000 shares authorized, 7,821,937 and 5,522,146 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	782	552
Additional paid in capital	39,435,814	36,733,865
Accumulated deficit	(38,050,450)	(35,470,384)
Total stockholders' equity	1,386,146	1,264,033

Total liabilities and stockholders' equity	$1,740,559	$1,957,306

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
REVENUE	$257,505	$508,391	$1,024,585	$733,605

OPERATING EXPENSES:
Cost of sales	169,895	442,268	493,299	542,045
Sales and marketing	76,521	108,966	267,911	263,221
General and administrative	1,073,230	463,969	2,552,359	1,565,594
Depreciation and amortization	46,707	93,751	276,038	266,526
Total operating expenses	1,366,353	1,108,954	3,589,607	2,637,386

Loss from operations	(1,108,848)	(600,563)	(2,565,022)	(1,903,781)

Other income (expense):
Change in fair value of derivative liabilities	-	188,093	101,381	188,093
Terminated offering costs	-	(283,387)	-	(283,387)
Interest expense	(380)	(97,085)	(116,425)	(98,558)
Total other income (expense)	(380)	(192,379)	(15,044)	(193,852)

NET LOSS	$(1,109,228)	$(792,942)	$(2,580,066)	$(2,097,633)

Net loss per common share, basic and diluted	$(0.15)	$(0.16)	$(0.39)	$(0.42)

Weighted average common shares outstanding, basic and diluted	7,531,798	5,039,236	6,644,903	4,981,171